                                                Exhibit 10.9


STATE OF NEW JERSEY, COUNTY of                 } ss.:  BE IT REMEMBERED,
that on                         19     , before me, the subscriber,

personally appeared

who, I am satisfied,        the person         named in and who executed the
within Instrument, and thereupon         acknowledged that        signed,
sealed and delivered the same as                 act and deed, for the uses
and purposes therein expressed.

                                        ------------------------------------


STATE OF NEW JERSEY, COUNTY OF                 } ss.:  BE IT REMEMBERED,
that on                         19     , before me, the subscriber,

personally appeared
who, being by me duly sworn on h       oath, deposes and makes proof to my
satisfaction, that         he is the               Secretary of
                        the Corporation named in the within Instrument;
that                                    is the
President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal of said Corporation; and that the seal affixed to said Instrument is the proper corporate seal and was thereto affixed and said Instrument signed and
delivered by said                   President as and for the voluntary act and
deed of said Corporation, in presence of deponent, who thereupon subscribed
h        name thereto as attesting witness.

Sworn to and subscribed before me,        )
the date aforesaid.                       )



Prepared by:  Daniel F. Peck, Jr., Esq.
              Kraft & Hughes, Gateway I,
              Newark, New Jersey  07102


                                    LEASE.
                        ============================

                          VITAREAL ASSOCIATES, L.P.


                                     TO

                          GARDEN STATE NUTRITIONALS,
                                    INC.
                        ============================

                        Dated, as of June 30  , 1985
                        ============================

Expires,

Rent, $
                              as of

THIS LEASE AGREEMENT, made/the 30th day of June 1985,
   BETWEEN

LANDLORD
    Vitareal Associates, L.P., a New Jersey limited partnership residing or located at 100 Lehigh Drive in the Township of Fairfield in the County of Essex and State of New Jersey, herein designated as the Landlord,

AND

TENANT
    Garden State Nutritionals, Inc. a New Jersey corporation about to be residing or located at 100 Lehigh Drive in the Township of Fairfield in the County of Essex and State of New Jersey, herein designated as the Tenant;

PREMISES
    WITNESSETH THAT, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:
Approximately 23,832 square feet of a 34,832 square foot office, manufacturing and warehouse building located at 100 Lehigh Drive, Fairfield, New Jersey, a more complete description of the real property is attached hereto as Exhibit "A" and is made a part hereof.

TERM

USE
    for a term of one year commencing on June 30, 1985, and ending on June
29, 1986 unless otherwise extended by the Landlord and Tenant, to be used and occupied only and for no other purpose than as a general office, manufacturing and warehousing facility for the production, distribution and storage of vitamins and other nutritional food products.

    UPON THE FOLLOWING CONDITIONS AND COVENANTS:
        1ST: The Tenant covenants and agrees to pay to the Landlord, as rent for and during the term hereof, the sum of in the following manner:

PAYMENT OF RENT
    See Rider #1

REPAIRS AND CARE
        2ND: The Tenant has examined the premises and has entered into this lease without any representation on the part of the Landlord as to the condition thereof. The Tenant shall take good care of the premises and shall at the Tenant's own cost and expense, make all repairs, including painting and decorating and shall maintain the premises in good condition and state of repair, and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but shall keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice.

COMPLIANCE WITH LAWS ETC.
        3RD: The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

ASSIGNMENT
        4TH: The Tenant shall not assign, mortgage or hypothecate this lease, nor sublet or sublease the premises or any part thereof; nor occupy or use the leased premises or any part thereof, nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty.

ALTERATIONS
IMPROVEMENTS
        5TH: *No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

FIRE AND OTHER CASUALTY
        6TH: In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement.

INSPECTION AND REPAIR
        7TH: The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

RIGHT TO EXHIBIT
        8TH: The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after June, 1986 next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

*Except for certain renovations and improvements which are presently being made by the Landlord on behalf of the Tenant, for which the Tenant shall bear the sole cost and expense,

GLASS, ETC. DAMAGE REPAIRS
         9TH: In case of the destruction of or any damage to the glass in the leased premises, or the destruction of damage of any kind whatsoever to the said premises, caused by the carelessness negligence or improper conduct on the part of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, the Tenant shall repair the said damage or replace or restore any destroyed parts of the premises, as speedily as possible, at the Tenant's own cost and expense.

SIGNS
         10TH: The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

NON-LIABILITY OF LANDLORD
         11TH: The Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, airconditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant or of the Landlord or the Landlord's or this or any other Tenant's agents, employees, guests, licenses, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.

MORTGAGE PRIORITY
         12TH: This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of cancelling this lease, and the term hereof is hereby expressly limited accordingly.

SECURITY
         13TH: the Tenant has this day deposited with the Landlord the sum of $ as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the revision or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

INCREASE OF INSURANCE RATES
         14TH: If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and in insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant fifteen days notice in writing of the Landlord's intention so to do, and upon the giving of such notice, this lease and the term thereof shall terminate. If by reason of the use to which the premises are put by the Tenant or character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no case later than one month after such demand, whichever occurs sooner.

UTILITIES
         15TH: The Tenant shall pay when due all the rents or charges for water or other utilities used by the Tenant, which are or may be assessed or imposed upon the leased premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof, and if not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within 30 days of demand therefor, whichever occurs sooner.

CONDEMNATION
EMINENT DOMAIN
         16TH: If the land and premises leased herein, or of which the leased premises are a part, or andy portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord shall grant an option to purchase and or shall sell and convey the said premises or any portion thereof, to the governmental or other public authority, agency, body or public utility, seeking to take said land and premises or any portion thereof, then this lease, at the option of the Landlord, shall terminate, and the term hereof shall end as of such date as the Landlord shall fix by notice in writing; and the tenants shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lien of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the tenant's personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in the clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant's breach hereof.

REMEDIES UPON TENANT'S DEFAULT
         17TH: If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter the said premises and the same have and again posses and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expense, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

TERMINATION ON DEFAULT
        18TH: Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

REMOVAL OF TENANT'S PROPERTY
         19TH: Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of the lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice of the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

REIMBURSEMENT OF LANDLORD
         20TH: If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.

NON-PERFORMANCE BY LANDLORD
         21ST: This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

VALIDITY OF LEASE
         22ND: The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

NON-WAIVER BY LANDLORD
         23RD: The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein, conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

NOTICES
         24TH: All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

TITLE AND QUIET ENJOYMENT
         25TH: The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

ENTIRE CONTRACT
         26TH: This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

Continued on Rider #1



CONFORMATION WITH LAWS AND REGULATIONS
         The Landlord may pursue the relief or remedy sought in any invalid clause, by conforming the said clause with the provisions of the statues or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

         In all reference herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have hereunto set heir hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

                                        VITAREAL ASSOCIATES, L.P., as
                                          Landlord

                                        By: /s/ Edward M. Frankel
                                           -------------------------------
                                            Edward M. Frankel, as
                                            managing general partner

[SEAL]   /s/ Howard ???                 GARDEN STATE NUTRITIONALS, INC.,
         --------------------           ----------------------------------
                                                              as Tenant


                                        By: /s/ Edward M. Frankel
                                           -------------------------------
                                           Edward M. Frankel, Vice President

                          RIDER #1 TO LEASE AGREEMENT

                     MADE AS OF THIS 30TH DAY OF JUNE, 1985

                                 BY AND BETWEEN

                     VITAREAL ASSOCIATES, L.P., AS LANDLORD

                                      AND

                   GARDEN STATE NUTRITIONALS, INC., AS TENANT





         The provisions of the Lease Agreement made as of the 30th day of June, 1985, by and between Vitareal Associates, L.P. and Windmill Marketing Services Incorporated are hereby amended, modified and supplemented by the following terms:

BASIC RENTS      27TH:  Tenant shall pay to Landlord Basic Rent at an ANNUAL rate of ONE HUNDRED FORTY-EIGHT THOUSAND NINE HUNDRED FIFTY
                 AND 00/100 ($148,950.00) DOLLARS, which Basic Rent shall be due and payable monthly, with the first payment commencing on the date hereof, and all subsequent monthly payments thereafter on the last day of each month up through and including May 31, 1986. The Tenant and the Landlord hereby agree that such Basic Rent is based upon an annual rental of 23,832 square feet of space in the leased premises at $6.25 per square foot per annum. Tenant and Landlord hereby covenant and agree that the Basic Rent shall be increased by an amount, on a monthly basis, which is the product of the following amounts divided by 12: (i) the increase in percentage points, or fractions thereof, of the Prime Rate of Horizon Bank, National Association (the "Bank") over 10% per annum; (ii) 0.8, and (iii) $1,800,000.00. This adjustment shall be made, on a pro rata basis, during each month of the term of this Lease, when the Prime Rate of the Bank shall exceed 10% per annum.

                 Example:         If on August 1, 1985, the Bank's Prime Rate
                 increases to 11% and remains at 11% for the entire month, August's present Basic Rent of $12,412.50 will be adjusted as follows: 1% x 0.8 x $1,800,000 = 14,400 divided by 12 =
                 $1,200.00. So the new Basic Rent payment for August would be $13,612.50.

ADDITIONAL
RENT: 28TH: The Landlord and the Tenant intend that this Lease be interpreted as a "net/net lease" and that this Lease yield to the Landlord a net return from the leased premises equal to the amount of the Basic Rent. Accordingly, the Landlord shall have no obligation to furnish services of any kind to the Tenant, and the Tenant shall, as Additional Rent, bear the sole cost and expense, on a pro-rata basis with other tenants in the leased premises, of all public or private utility charges, real estate taxes, assessments, insurance coverage, repairs and maintenance and any other costs, expenses, charges or fees incurred by the Landlord in connection with the care, maintenance, management, operation, control, use and occupancy of the leased premises. The Tenant shall not, however, be liable for payments under any Landlord mortgage on the leased premises. The Tenant hereby acknowledges that the Landlord will undertake to make certain renovations and improvements to the leased premises on behalf of the Tenant, and the Tenant hereby agrees that as part of the Additional Rent, the Tenant will reimburse the Landlord for all such costs and expenses incurred by the Landlord in connection with said renovation and improvements.

EDA BOND:        29TH:  The Tenant acknowledges that (i) the Landlord's
                 permanent financing for the acquisition of the leased premises has been effected by a bond ("Bond") issued by the New Jersey
                 Economic Development Authority ("Authority") which Bond has been purchased by the Bank, (ii) this Lease is subject to the prior written approval of the Authority and the Bank, and
                 (iii) no assignment, transfer or subletting of the Tenant's interest in the Lease shall be attempted or effected by the Tenant without first obtaining the prior written consent of the Authority and the Bank. This Lease shall become effective only upon execution and delivery hereof by the Landlord and the Tenant, and the receipt of written approval hereof by the Authority and the Bank.

REPORT OF
EMPLOYEES:       30TH:  Not later than ten (10) days after the end of
                 each fiscal year of the Landlord during the term of this Lease, the Tenant shall submit to the Landlord a written report, in such detail as may be reasonably required for purposes of meeting the Landlord's reporting obligation to the Authority, showing the number and classification of employees employed by the Tenant at the leased premises during the preceding calendar year. The Tenant shall use its best efforts to satisfy all employment projections and other representations made by it in any Project Occupant Application or other document furnished by it to the Authority.

PRINCIPAL USER
CERTIFICATE:     31ST:  Within 10 days of the Landlord's request, the Tenant shall prepare, certify and provide to the Landlord any "principal user certificate" and other documents, information and materials required by the Landlord, the Authority or the Bank in connection with the approval of this Lease or in connection with any financing or refinancing of the leased premises.

RIGHT TO
INSPECT: 32ND: All rights of inspection of the leased premises granted to the Landlord under this Lease shall also inure to the benefit of the Authority, the Bank and their respective agents.

OPERATIONS:      33RD:  The Tenant shall operate its business in the leased premises in accordance with the description of its business as contained in any Project Occupant Application or other document furnished by it to the Authority or the Bank.

NOTICE OF
DEFAULT: 34TH: The Tenant agrees to give to the Bank, by registered or certified mail, return receipt requested, a copy of any notice of default served by it upon the Landlord, provided that prior to such notice the Tenant has been notified, in writing, of the most current address of the Bank. Tenant further agrees that if the Landlord shall have failed to cure the default within the time provided for in this Lease, then the Bank shall have an additional 30 days within which to cure the default in which event the Lease shall not be terminated while such remedies are being pursued.

CAPITAL
EXPENDITURES:    35TH:  With respect to the issue by the Authority of
                 the Bond in the amount of $1,800,000.00 on behalf of the Landlord, the Tenant shall file, and cause each of any "Related Persons" to file, with their income tax returns, supplemental statements which shall list by date and amount any subsequent Internal Revenue Code Section 103(b)(6)(D)
                 "Capital Expenditures" as required by Treasury Regulations
                 Section 1.103-10(b)(2)(vi)(a), "paid or incurred" by the Tenant or any "Related Person", as the case may be, with respect to the leased premises and any other "facilities" which are wholly or partially located in the Township of Fairfield, New Jersey, or which are "contiguous or integrated" with any "facility" so located. The Tenant agrees that for a period of three years from the date hereof, the Tenant will not, and the Tenant will not permit any "Related Person" to it to, "pay or incur" any "capital expenditures" with respect to the leased premises or with respect to any other "facility" which is or will be wholly or partially located in the Township of Fairfield, New Jersey or "contiguous or integrated" with any "facility" which Tenant, the Landlord or any other "project occupant" or any "Related Person" to the Tenant, the Landlord or such other "project occupant" is a "project occupant", if the total of (i) such "capital expenditures" plus (ii) the "face amount" of the $1,800,000.00
                 Bond, plus (iii) all other "issues" or "obligations" and "capital expenditures" required to be taken into account in determining the "face amount" of the Bond at the time of its issue (including relevant items discovered or incurred subsequent to such time) pursuant to Sections 103(b)(6)(B) and
                 (D) of the Internal Revenue Code, would exceed $10,000,000.00.

                 Quoted terms in this paragraph are used as used in Section 103(b) of the Internal Revenue Code of 1954, as amended, and the regulations promulgated thereunder and in published rulings and other administrative pronouncements of the Internal Revenue Service, and private rulings thereof made public.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

                                VITAREAL ASSOCIATES, L.P.,
                                as Landlord



                                By:  /s/ Edward M. Frankel
                                    ----------------------------
                                    Edward M. Frankel, as
                                    managing general partner


                                GARDEN STATE NUTRITIONALS, INC.
                                as Tenant


                                By:  /s/ Edward M. Frankel
                                    ----------------------------
                                    Edward M. Frankel,
                                    Vice President

                                  Exhibit "A"
                                  -----------



TRACT I


BEING known and designated as Lots 13 & 14 in Block 20-p on Final Subdivision Map, Cind Associates, Industrial Park, Section Two, made by George C. Stewart Assoc., Inc., Engineers and Surveyors, Roseland, N.J., dated July 1, 1969, and filed in the Essex County Register's Office on April 7, 1970 as Map No. 3123.


TRACT II


BEING known and designated as Lots 19 and 20 in Block 20-P on Final Subdivision Map, Cind Associates, Industrial Park, Section Three, made by George C. Stewart Assoc., Inc., Engineers and Surveyors, Roseland, N.J., dated March 23, 1970, and filed in the Essex County Register's Office on May 26, 1970 as Map No. 3131.

AND BOTH TRACT I AND TRACT II BEING also known as Lots 1, 2 and 3 in Block 0701 on the Tax Map of the Township of Fairfield as follows:

BEGINNING at a point on the northerly side line of Industrial Road distant 25 feet easterly from the prolongation of Lehigh Drive extended southerly; thence

1. Running along the easterly side line of Lehigh Drive on a curve, curving to the right having a radius of 25 feet at an arc distance of 39.27 feet; thence

2. Still along same North 39degrees52'35" East 245 feet to a point on the northerly outside line of aforementioned map; thence

3. Running along the northerly outside line of Section 2 and Section 3 of aforementioned maps, South 50degrees07'25" East 672.29 feet to the westerly side line of Dwight Place; thence

4. Running along the westerly side line of Dwight Place, South 53degrees34'55" West 250.42 feet; thence

5. Still along same on a curve, curving to the right, having a radius of 35 feet at an arc distance of 46.61 feet to a point on the northerly side line of Industrial Road; thence

6. Running along the northerly side line of Industrial Road North 50degrees07'25" West 554.46 feet to the point and place of BEGINNING.

                      SECOND AMENDMENT TO LEASE AGREEMENT
                      -----------------------------------


                 THIS SECOND AMENDMENT TO LEASE AGREEMENT, made on this 25th day of September, 1995, but effective as of the 30th day of June, 1995, by and between

                 VITAREAL ASSOCIATES, L.P., a New Jersey limited partnership located at 100 Lehigh Drive, Fairfield, New Jersey, 07004 (hereinafter referred to as the "Landlord"),

                 AND

                 GARDEN STATE NUTRITIONALS, INC., a New Jersey corporation located at 100 Lehigh Drive, Fairfield, New Jersey 07004 (hereinafter referred to as the "Tenant");

                              W I T N E S S E T H:
                              - - - - - - - - - -

                 WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated as of June 30,1985, pursuant to which Landlord leased to Tenant approximately 23,832 square feet of a 34,832 square foot office, manufacturing and warehouse building located at 100 Lehigh Drive, Fairfield, New Jersey, 07004 (hereinafter referred to as the "Lease Agreement"); and

                 WHEREAS, said Lease Agreement set forth the term, the rent and the other material terms and conditions governing the Tenant's right to use the Leased premises; and

                 WHEREAS, the Landlord and the Tenant now desire to amend the Agreement for the purposes of providing for (i) a new lease term, and (ii) new rent payment terms.

         NOW, THEREFORE, for and in consideration of these premises and of the mutual representations, covenants and agreements hereinafter set forth, Landlord and Tenant do mutually promise, covenant and agree as follows:

         1 .     Paragraph 27 set forth in Rider #1 to the Lease Agreement is deleted in its entirety and a new Paragraph 27 is inserted in its place and shall read as follows:

"BASIC RENTS     27th: Tenant shall pay to Landlord Basic Rent at an annual rate as set forth in the schedule below, which Basic Rent shall be due and payable monthly, with a first payment commencing on July 1,1995, arid all subsequent monthly payments thereafter on the first day of each month up through and including June 30, 2001. The Tenant and the Landlord hereby agree that such Basic Rent is based upon an annual rental of 34,832 square feet of space in the leased premises at a per square foot per annum amount as set forth in the schedule below. Tenant and Landlord hereby covenant and agree that the Basic Rent for any given year shall be increased for that year by an amount, on a monthly basis, which is the product of the following amounts divided by 12: (i) the increase in percentage points, or fractions thereof, of the Prime Rate of Chemical Bank (the "Bank") over 10% per annum;
                 (ii) 0.8, (iii) $1,800,000, and (iv) 0.68. This adjustment shall be made, on a pro rata basis, during each month of the term of this Lease, when the Prime Rate of the Bank shall exceed 10% per annum.


                         SCHEDULE OF ANNUAL BASIC RENT
                         -----------------------------

         Lease   Annual Per Square          Annual
         Year    Foot Rental Amount        Basic Rent
         -----   ------------------        ----------
         1                8.92             $310,788.00
         2                8.92             $310,788.00
         3                8.92             $310,788.00
         4                8.92             $310,785.00
         5                8.92             $310,788.00
         6                8.92             $310,788.00

Example: If on December 1,1985, the Bank's Prime Rate increases to 11% and remains at 11% for the entire month, then December's present Basic Rent of $13,087.74 will be adjusted as follows:
                 1% x 0.8 x 0.68 x $1,800,000 = $9,520.00 divided by 12 =
                 $793.33. So the new Basic Rent payment for December would be $13,881.07."


2. The term of the Lease Agreement as set forth in Rider #1 of the Lease Agreement is hereby amended to provide for a 6 year term commencing on June 30,1995 and ending on June 30,2001.

3.       - RENEWAL TERM   In addition, Tenant shall have the option to extend
the term of this lease for two additional five (5) year periods (the "Renewal Term"), The Renewal Term shall commence on the date immediately succeeding the Expiration Date of the Second Amendment and end on the fifth (5th) and tenth
(10th) anniversaries of the Expiration Date, provided that (a) this lease shall not have been previously terminated and that Tenant shall not be in default in the observance or performance of any of the terms, covenants or conditions of this lease, beyond any applicable notice and/or cure periods (i) on the date Tenant gives Landlord written notice of Tenant's election to exercise the Renewal Option, and (ii) on the Expiration Date. The Tenant must deliver the Renewal Notice to Landlord at least three (3) months prior to the Expiration Date.

3.1.     The Rent for the Renewal Term shall be as follows:

         (i) The annual Fixed Rent for the Renewal Term for the premises for the Renewal Term shall be an amount equal to the greater of (a) the Fair Market Rent (hereinafter defined), or (b) the Fixed Rent Expiration Date (the "Annual Rent"), (the greater of (a) and (b) being hereinafter referred to as the "Rental Value").

         (ii) For purposes of the Renewal Term, the term "Fair Market Rent" shall mean the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the term of a ten customary long-term lease for space of a similar size to the Premises, assuming (a) that the Premises were vacant and in their "as is" condition on the commencement date of the Renewal Term; (b) that the Premises were being demised upon the same terms and conditions as are provided for in this lease for the Renewal Term; (c) the provisions of Section 2.01 of this Article relative to Tenant's right to renew the term on this lease shall not be applicable during the Renewal Term, and (d) the Expiration Date shall, for purposes of this lease be defined as the Renewal Expiration Date.

4. All other terms, conditions, covenants and provisions of the Lease Agreement shall remain in full force and effect.

5. This First Amendment to Lease Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, all as of the day and year first above written.


WITNESS:                                VITAREAL ASSOCIATES, L.P.

/s/ Stephen J. Young                    /s/ Edward M. Frankel
- -------------------------------         ------------------------------------
                                        Edward M. Frankel
                                        Managing General Partner
(SEAL)

ATTEST:                                 GARDEN STATE NUTRITIONALS, INC.


/s/ Stephen J. Young                    /s/ Edward M. Frankel
- -------------------------------         ------------------------------------
                                        Edward M. Frankel
                                        President